Exhibit 99.3

On December 1, 2017, Daseke TSH LLC (“TSH”), an indirect wholly owned subsidiary of Daseke, Inc. (“Daseke”), and Sidney T. Stanley 2007 Family Irrevocable Gift Trust, Sidney Stanley, Craig Stanley, Gregg Stanley, Sara Beth Sheehan, Craig T. Stanley 2012 GST-Exempt Family Trust, Gregg F. Stanley 2012 GST-Exempt Family Trust, and Sara Beth Sheehan 2012 GST-Exempt Family Trust entered into a Purchase and Sale Agreement pursuant to which TSH purchased 100% of the outstanding equity interests of (1) Tennessee Steel Haulers, Inc., a Tennessee corporation, (2) Alabama Carriers, Inc., a Tennessee corporation, (3) Fleet Movers Inc., a Tennessee corporation (collectively “TSH & Co.”), for total consideration of $74.9 million in cash and 972,680 shares of Daseke common stock with a value of approximately $12.0 million (the “Transaction”).

TSH & Co. has a 1,100 flatbed-focused fleet with a 100% asset-light operating model and operations throughout the East Coast and Southeast as well as Mexico.  TSH & Co. generated $213.4 million and $171.8 million in revenues for the year ended December 31, 2016 and for the nine months ended September 30, 2017, respectively.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transaction.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which these unaudited pro forma combined financial statements are filed as Exhibit 99.3 (the “Current Report”). The pro forma combined financial information is derived from and should be read in conjunction with (i) the consolidated financial statements and related footnotes for the year ended December 31, 2016 as set forth in Daseke’s Current Report on Form 8-K/A filed March 16, 2017, (ii) the unaudited consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which appear in Daseke’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, (iii) the combined  financial statements of TSH & Co., which are filed as Exhibits 99.1 and 99.2 to the Current Report.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2017

(in thousands)

	Daseke, Inc.	TSH & Co	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$112,510	$415	$63,700	(3)(8)(9)(10)	$176,625
Accounts receivable, net	106,081	21,674	—		127,755
Total other current assets	33,628	5,234	—		38,862
Total current assets	252,219	27,323	63,700		343,242
Property and equipment, net	369,199	27,143	4,432	(1)(7)	400,774
Intangible assets, net	77,541	—	—		77,541
Goodwill	139,889	—	56,901	(4)	196,790
Other long-term assets	18,573	3,375	—		21,948
Total assets	$857,421	$57,841	$125,033		$1,040,295
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks outstanding in excess of bank balances	$1,479	$—	$—		$1,479
Accounts payable	12,493	1,364	—		13,857
Accrued expenses and other liabilities	24,660	5,544	5,455	(11)	35,659
Accrued payroll, benefits and related taxes	12,027	—	—		12,027
Accrued insurance and claims	10,248	—	—		10,248
Current portion of long-term debt	26,514	4,840	1,491	(10)	32,845
Total current liabilities	87,421	11,748	6,946		106,115
Line of credit	—	600	(600)	(3)	—
Long-term debt, net of current portion	395,841	4,721	144,621	(10)(12)	545,183
Deferred tax liabilities	114,900	75	9,127	(2)(13)	124,102
Other long-term liabilities	1,342	—	—		1,342
Total liabilities	599,504	17,144	160,094		776,742
Stockholders’ equity:
Series A convertible preferred stock	65,000	—	—		65,000
Common Stock	4	2	(2)	(5)(6)	4
Additional paid-in-capital	222,102	5,580	6,420	(5)(6)	234,102
Retained earnings (accumulated deficit)	(30,221)	35,115	(41,479)	(5)	(36,585)
Accumulated other comprehensive income (loss)	1,032	—	—		1,032
Total stockholders’ equity	257,917	40,697	(35,061)		263,553
Total liabilities and stockholders’ equity	$857,421	$57,841	$125,033		$1,040,295

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2017

(in thousands, except share and per share amounts)

	Daseke, Inc.	TSH & Co	Pro Forma Adjustments 3(a)	Footnote Reference	Pro Forma Combined
Revenues:
Freight	$446,454	$142,090	(27,335)		$561,209
Brokerage	83,723	4,575	30,773		119,071
Logistics	10,571	6,996	(5,318)		12,249
Fuel surcharge	48,331	18,159	(2,377)		64,113
Total revenue	589,079	171,820	(4,257)		756,642
Operating expenses:
Salaries, wages and employee benefits	174,253	9,063	—		183,316
Fuel	64,423	—	10,000		74,423
Operations and maintenance	86,332	2,884	1,185		90,401
Communications	1,491	—	—		1,491
Purchased freight	148,945	138,680	(13,684)		273,941
Administrative expenses	24,019	2,903	(1,211)		25,711
Sales and marketing	1,425	—	—		1,425
Taxes and licenses	7,855	1,073	—		8,928
Insurance and claims	15,516	5,714	(547)		20,683
Acquisition-related transaction expenses	2,255	—	—		2,255
Depreciation and amortization	53,758	5,608	(287)	(1)	59,079
(Gain) loss on disposition of revenue property and equipment	(513)	703	—		190
Total operating expenses	579,759	166,628	(4,544)		741,843
Income from operations	9,320	5,192	287		14,799
Other (income) expense:
Interest income	(130)	(244)	—		(374)
Interest expense	21,064	341	7,805	(2)(3)	29,210
Write-off of unamortized deferred financing fees	3,883	—	—		3,883
Other	(247)	(37)	—		(284)
Total other expense	24,570	60	7,805		32,435
Loss before provision (benefit) for income taxes	(15,250)	5,132	(7,518)		(17,636)
Provision (benefit) for income taxes	(3,448)	—	(539)	(5)	(3,987)
Net income (loss)	(11,802)	5,132	(6,979)		(13,649)
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps	52	—	—		52
Foreign currency translation adjustments	1,032	—	—		1,032
Comprehensive income (loss)	$(10,718)	$5,132	(6,979)		$(12,565)
Net income (loss)	(11,802)	5,132	(6,979)		(13,649)
Less dividends to preferred stockholders	(3,725)	—	—		(3,725)
Net loss attributable to common stockholders	$(15,527)	$5,132	(6,979)		$(17,374)
Net loss per common share:
Basic and Diluted	$(0.45)				$(0.49)
Weighted-average common shares outstanding:
Basic and Diluted	34,790,861		972,680	(4)	35,763,541

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands, except share and per share amounts)

	Daseke, Inc 12/31/16	TSH & Co 12/31/2016	Pro Forma Adjustments 4(a)	Footnote Reference	Pro Forma Combined
Revenues:
Freight	$517,861	$177,834	(37,512)		$658,183
Brokerage	87,410	6,200	38,926		132,536
Logistics	—	9,167	(7,190)		1,977
Fuel surcharge	46,531	20,178	(2,633)		64,076
Total revenue	651,802	213,379	(8,409)		856,772
Operating expenses:
Salaries, wages and employee benefits	197,789	13,631	—		211,420
Fuel	66,865	—	11,760		78,625
Operations and maintenance	96,100	4,861	1,337		102,298
Communications	1,618	—	—		1,618
Purchased freight	154,054	171,788	(19,296)		306,546
Administrative expenses	25,250	3,827	(1,759)		27,318
Sales and marketing	1,743	—	—		1,743
Taxes and licenses	9,222	1,476	—		10,698
Insurance and claims	19,114	7,584	(451)		26,247
Acquisition-related transaction expenses	25	—	—		25
Depreciation and amortization	67,500	7,141	(369)	(1)	74,272
(Gain) loss on disposition of revenue property and equipment	(116)	633	—		517
Impairment	2,005	—	—		2,005
Total operating expenses	641,169	210,941	(8,778)		843,332
Income from operations	10,633	2,438	369		13,440
Other (income) expense:
Interest income	(44)	(315)	—		(359)
Interest expense	23,124	514	10,386	(2)(3)	34,024
Other	(331)	(166)	—		(497)
Total other expense	22,749	33	10,386		33,168
Loss before provision (benefit) for income taxes	(12,116)	2,405	(10,017)		(19,728)
Provision (benefit) for income taxes	163	(199)	99	(5)	63
Net income (loss)	(12,279)	2,604	(10,116)		(19,791)
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps	62	—	—		62
Comprehensive income (loss)	$(12,217)	$2,604	(10,116)		$(19,729)
Net income (loss)	(12,279)	2,604	(10,116)		(19,791)
Less dividends to preferred stockholders	(4,770)	—	4,770	(6)	—
Net loss attributable to common stockholders	$(17,049)	$2,604	(5,346)		$(19,791)
Net loss per common share:
Basic and Diluted	$(117.18)				$(0.63)
Weighted-average common shares outstanding:
Basic and Diluted	145,495		31,109,296	(4)(6)	31,254,791

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

NOTE 1 — Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases and decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed was as follows:

Cash	$284
Accounts receivable	20,207
Prepaid & Other	10,421
Other assets	19,049
Property and equipment	8,705
Goodwill	56,901
Deferred tax liability	(9,742)
Total liabilities	(13,894)
$91,931

NOTE 2 — PRO FORMA ADJUSTMENTS, AS PRESENTED ON THE SEPTEMBER 30, 2017 BALANCE SHEET

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report. The unaudited pro forma combined balance sheet includes adjustments that are factually supportable and directly attributable to the transaction regardless of whether they will have a continuing impact or were non-recurring.

Represents adjustments for the Transaction as follows:

1.              Represents an increase of $4.1 million in property and equipment to appraised values.

2.              Represents increase in deferred tax liabilities due to the increase in property and equipment values and deferred taxes on non-deductible goodwill of $9.7 million.

3.              Represents the payoff of line of credit of $0.6 million.

4.              Recognition of the preliminary goodwill resulting from the pro forma allocation of the purchase price as if the Transaction had occurred using a preliminary goodwill estimate.  Goodwill resulting from the Transaction is not amortized, and will be assessed for impairment at least annually in accordance with ASC 350. The goodwill as a result of the Transaction is not deductible for income tax purposes.

5.              Represents adjustment to eliminate TSH & Co. common stock, additional paid-in capital, and retained earnings of $2 thousand, $5.6 million, and $35.1 million, respectively.

6.              Represents 972,680 shares of common stock issued to the sellers of TSH & Co. resulting in adjustments to common stock, and additional paid-in capital of $97 dollars and $12.0 million, respectively.

7.              Adjustment to reflect a decrease in accumulated depreciation of $287 thousand after the adjustment for the increase in fair value of property and equipment, reduced by the impact of adjustments to the remaining useful lives of the assets.

8.              Represents cash consideration paid in the transaction of $80.0 million.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

9.              Represents elimination of historical cash balances not received by Daseke in the transaction of $131 thousand.

Other adjustments are as follows:

10.       Represents increase in term loan of $150.0 million, net of deferred finance fees of $4.4 million and interest expense of $1.8 million, resulting in net cash of $143.8 million.

11.       Represents additional interest on the term loan advance at 6.5% of $5.5 million, net of $30 thousand interest expense on debt paid off in the Transaction.

12.       Adjustment to reflect amortization of deferred loan fees associated with the term loan advance of $.5 million.

13.       Adjustment to reflect $1.7 million tax benefit on the impact of pro forma adjustments, offset by $1.2 million of tax expense to reflect the conversion from Subchapter S to C corporations in the Transaction.

NOTE 3 — PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

The unaudited pro forma combined statements of operations include adjustments which give effect to the events that are factually supportable, directly attributable to the Transaction, and are expected to have a continuing impact on Daseke and the Transaction on a consolidated basis.

(a)         Certain reclassifications have been made to the TSH & Co. historical combined statement of operations to conform to Daseke’s presentation.

Represents adjustments for the Transaction as follows:

1.              Represents adjustment to record a decrease in depreciation expense of $287 thousand on the purchase price allocation for the fair value of assets of TSH & Co. as adjusted for the remaining useful lives of the assets.

2.              Represents incremental interest expense of $7.3 million from the advance on Daseke’s term loan as if the advance occurred on January 1, 2016 partially offset by $30 thousand reversal of interest on existing TSH & Co. debt upon assumed refinance of debt on January 1, 2016 utilizing funds from the advance on the Daseke term loan.

3.              Represents amortization of $0.5 million of deferred finance fees incurred in term loan increase.

4.              Represents 972,680 shares of common stock issued to the sellers of TSH & Co.

5.              Represents $1.7 million tax benefit on the impact of pro forma adjustments, offset by $1.2 million of tax expense to reflect the conversion from Subchapter S to C corporations in the Transaction, calculated using Daseke’s effective tax rate of 22.6% for the nine months ended September 30, 2017.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

NOTE 4 — PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

The unaudited pro forma combined statements of operations include adjustments which give effect to the events that are factually supportable, directly attributable to the Transaction, and are expected to have a continuing impact on Daseke and the Transaction on a consolidated basis.

(a)         Certain reclassifications have been made to the TSH & Co. historical combined statement of operations to conform to Daseke’s presentation.

Represents adjustments for the Transaction as follows:

1.              Represents adjustment to record a pro forma decrease to depreciation expense of $369 thousand on the purchase price allocation for the fair value of assets of TSH & Co. as adjusted for the remaining useful lives of the assets.

2.              Represents incremental interest expense of $9.7 million from the advance on Daseke’s term loan as if the advance occurred on January 1, 2016 partially offset by $60 thousand reversal of interest on existing TSH & Co. debt upon assumed refinance of debt on January 1, 2016 utilizing funds from the advance on the Daseke term loan.

3.              Represents amortization of $0.7 million of deferred finance fees incurred on the term loan increase.

4.              Represents 972,680 shares of common stock issued to the sellers of TSH & Co.

5.              Represents $131 thousand tax expense on impact of pro forma adjustments, offset by $31 thousand tax benefit to reflect the conversion from Subchapter S to C corporations in the Transaction, calculated using Daseke’s effective tax rate of (1.3%) for the year ended December 31, 2016.

6.              Represents conversion of 145,495 shares of common stock and 64,500 shares of Series B Convertible Preferred Stock of pre-merger Daseke at a conversion of 144.2 shares for each share outstanding, resulting in 30,282,111 shares of common stock.  Dividends to preferred stockholders of $4.8 million were removed from the calculation of basic and diluted earnings per share due to the conversion of the Series B preferred stock to common.